UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2010

SENORX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33382	33-0787406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Morgan
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 362-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2010, SenoRx, Inc., a Delaware corporation (“SenoRx”), C. R. Bard, Inc., a New Jersey corporation (“Bard”), and Raptor Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Bard (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into SenoRx and SenoRx will survive the merger and continue as an indirect wholly owned subsidiary of Bard (the “Merger”).

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of common stock of SenoRx issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $11.00 in cash, without interest.

Each of SenoRx, Bard and Merger Sub has made customary representations, warranties and covenants in the Merger Agreement. SenoRx’s covenants include a “no-shop” provision prohibiting the solicitation of, provision of information to, and discussions with third parties regarding alternate transactions and a provision requiring the SenoRx Board of Directors (the “Board”) to recommend that SenoRx’s common stockholders approve the Merger Agreement. These provisions are subject to a “fiduciary-out” exception that, under certain circumstances and prior to the time that SenoRx receives stockholder approval for the Merger, permits the Board to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals that may lead to a superior proposal. In addition, SenoRx has also agreed to operate its business in the ordinary course of business, consistent with past practice and the terms of certain interim operations covenants, pending consummation of the Merger.

The completion of the Merger is subject to various closing conditions, including obtaining the approval of SenoRx’s stockholders and receiving antitrust approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains certain termination rights for both SenoRx and Bard, including for SenoRx to enter into an agreement with resepct to a superior proposal if required by the Board’s fiduciary duties under applicable law. Upon termination under certain circumstances, SenoRx would be required to pay Bard a termination fee of $9,000,000 and, under other circumstances, reimburse Bard for the transaction expenses incurred by Bard. SenoRx’s reimbursement of these transaction expenses would reduce the amount of the termination fee that may become payable by SenoRx. The Merger Agreement also provides that, upon termination under certain circumstances, Bard would be required to pay SenoRx a termination fee of $9,000,000.

The Boards of Directors of SenoRx and Bard have approved the Merger and the Merger Agreement.  In addition, concurrently with the execution of the Merger Agreement, certain officers and stockholders of SenoRx, who together hold approximately 5.5% of SenoRx’s outstanding common stock as of May 4, 2010, have entered into a voting agreement whereby they agree among other things to vote all shares of SenoRx common stock held by them in favor of the adoption of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about SenoRx or Bard.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Schedule provided by SenoRx to Bard in connection with the signing of the Merger Agreement.  This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between SenoRx and Bard rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about SenoRx or Bard.

Item 8.01 Other Events.

On May 5, 2010, SenoRx issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 4, 2010, by and among SenoRx, Inc., Raptor Acquisition Corp. and C. R. Bard, Inc.
99.1	Press Release dated May 5, 2010.

Additional Information and Where to Find It

SenoRx, Inc. (“SenoRx”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Raptor Acquisition Corp. (the “Merger”), pursuant to which SenoRx would be acquired by C. R. Bard, Inc. (“Bard”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by SenoRx through the Web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from SenoRx by contacting Investor Relations by telephone at +1 (949) 362-4800 ext. 132, by mail at SenoRx, Inc., 3 Morgan, Irvine, California, 92618, Attn: Investor Relations, by e-mail at lchurney@senorx.com, or by going to SenoRx’s Investor Relations page on its corporate Web site at www.senorx.com (click on “Investors,” then on “SEC Filings”).

SenoRx and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SenoRx in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in SenoRx’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010. This document is available free of charge at the SEC’s Web site at www.sec.gov, and from SenoRx by contacting Investor Relations by telephone at +1 (949) 362-4800 x132, by mail at SenoRx, Inc., 3 Morgan, Irvine, California, 92618, Attn: Investor Relations, by e-mail at lchurney@senorx.com, or by going to SenoRx’s Investor Relations page on its corporate Web site at www.senorx.com (click on “Investors,” then on “SEC Filings”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.

Date: May 5, 2010	By:	/s/ Kevin J. Cousins
Name: Kevin J. Cousins
Title: Chief Financial Officer, Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 4, 2010, by and among SenoRx, Inc., Raptor Acquisition Corp. and C. R. Bard, Inc.
99.1	Press Release dated May 5, 2010.